As filed with the Securities and Exchange Commission on May 24, 2018.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
Securities Act of 1933
______________________
LCI INDUSTRIES
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3250533 (I.R.S. Employer Identification No.)
3501 County Road 6 East Elkhart, Indiana (Address of Principal Executive Offices)	46514 (Zip Code)
LCI INDUSTRIES 2018 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Andrew Namenye
Vice President - Chief Legal Officer
LCI Industries
3501 County Road 6 East
Elkhart, Indiana 46514
(Name and address of agent for service)

(574) 535-1125
(Telephone number, including area code, of agent for service)

Copy to:
Christine G. Long
Faegre Baker Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒                        Accelerated filer ☐
Non-accelerated filer ☐                            Smaller reporting company ☐
(Do not check if a smaller reporting company)                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	1,500,000	$89.05	$133,575,000	$16,630.09

(1)
This Registration Statement registers 1,500,000 shares of the Registrant’s common stock, par value $0.01 per share, available for issuance under the LCI Industries 2018 Omnibus Incentive Plan (the “2018 Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminate number of additional shares of common stock of the Registrant that become issuable under the 2018 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act using the average of the high and low sales prices of the Registrant's common stock as reported on the New York Stock Exchange on May 17, 2018, which was $89.05 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to participants in the LCI Industries 2018 Omnibus Incentive Plan (the “2018 Plan”) as may be required by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not being filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by LCI Industries (the “Company” or the “Registrant”) (File No. 001-13646) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(1)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 28, 2018 (including the portions of the Definitive Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders, filed with the Commission on April 10, 2018, which are incorporated by reference therein);

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 10, 2018;

(3)
The Company’s Current Reports on Form 8-K filed with the Commission on January 17, 2018, January 25, 2018, January 26, 2018, February 16, 2018, February 26, 2018, March 5, 2018, March 6, 2018, March 12, 2018, and April 20, 2018; and

(4)
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 3, 2003 pursuant to Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to Secretary, LCI Industries, 3501 County Road 6 East, Elkhart, Indiana 46514, (574) 535-1125.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a domestic corporation to indemnify any of its officers, directors, employees, or agents against expenses, including reasonable attorneys’ fees, judgments, fines, and amounts paid in settlement, which were actually and reasonably incurred by such person in connection with any action, suit, or similar proceeding brought against them because of their status as officers, directors, employees, or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful.  If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

Article Sixth of the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), provides that the Company shall indemnify its officers, directors, employees, or agents to the full extent permitted by Section 145 of the DGCL.  In addition, the Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VI of the Company’s Amended and Restated Bylaws provide that the Company shall pay the expenses, including attorneys’ fees, incurred by any person whom it indemnifies under its Restated Certificate of Incorporation in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition. To the extent required by law, the advance payment of expenses will only be made upon receipt of an undertaking to repay all amounts advanced if it should ultimately be determined that indemnification was not required by the Restated Certificate of Incorporation.

The Company has entered into Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiary, Lippert Components, Inc.).  In doing so, the Company incorporated into contract its existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and as provided by Section 145 of the DGCL.  Management believes that it is in the best interests of the Company to make service to the Company more attractive to existing and prospective directors and executive officers by virtue of the security afforded by such Indemnification Agreements.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.
The exhibits to this Registration Statement are listed in the Index to Exhibits hereto and are incorporated herein by reference.
Item 9.    Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

4.1
LCI Industries Restated Certificate of Incorporation, as amended effective December 30, 2016 (incorporated by reference to Exhibit 3.1 included in the Registrant’s Form 10-K for the year ended December 31, 2016)

4.2	Amended and Restated Bylaws of LCI Industries, as amended May 25, 2017 (incorporated by reference to Exhibit 3.2 included in the Registrant’s Form 8-K filed on May 31, 2017)
5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of KPMG LLP
23.2	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement)
24	Power of Attorney (included on the signature page of this Registration Statement)
99.1	LCI Industries 2018 Omnibus Incentive Plan (incorporated by reference to Appendix A included in the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2018)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of May, 2018.

LCI INDUSTRIES

By	/s/ Jason D. Lippert
Jason D. Lippert, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason D. Lippert and Brian M. Hall, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, any amendments to such Registration Statement (including post-effective amendments) and any subsequent registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Name	Title	Date

By: /s/ Jason D. Lippert	Chief Executive Officer and Director	May 24, 2018
Jason D. Lippert	(principal executive officer)

By: /s/ Brian M. Hall	Chief Financial Officer	May 24, 2018
Brian M. Hall	(principal financial officer)

By: /s/ Kip A. Emenhiser	Corporate Controller	May 24, 2018
Kip A. Emenhiser	(principal accounting officer)

By: /s/ James F. Gero	Chairman of the Board of Directors	May 24, 2018
James F. Gero

By: /s/ Frank J. Crespo	Director	May 24, 2018
Frank J. Crespo

By: /s/ Brendan J. Deely	Director	May 24, 2018
Brendan J. Deely

By: /s/ Ronald Fenech	Director	May 24, 2018
Ronald Fenech

By: /s/ Tracy D. Graham	Director	May 24, 2018
Tracy D. Graham

By: /s/ Frederick B. Hegi, Jr.	Director	May 24, 2018
Frederick B. Hegi, Jr.

By: /s/ Virginia L. Henkels	Director	May 24, 2018
Virginia L. Henkels

By: /s/ Kieran M. O’Sullivan	Director	May 24, 2018
Kieran M. O’Sullvan

By: /s/ David A. Reed	Director	May 24, 2018
David A. Reed